UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2024

 Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.

(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

7043 South 300 West

Midvale, Utah  84047

Address of principal executive offices

Registrant's telephone number: (801) 566-1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 3, 2024 at the Company’s annual meeting of stockholders, stockholders approved, did not approve or indicated their preference on the following matters submitted to them for consideration:

Elected Kevin L. Cornwell as a director of the Company:

For  1,436,389Withheld1,304,680Broker Non Votes 324,644

Elected Paul O. Richins as a director of the Company:

For907,483Withheld1,833,586Broker Non Votes 324,644

Ratified the selection of Haynie & Co. as the Company’s independent public accounting firm for the year ended December 31, 2024:

For3,012,801Against49,443Abstentions 3,469

Approved, on an advisory basis, the compensation paid to UTMD’s named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For2,662,106Against  72,899Abstentions 6,064     Broker Non Votes 324,644

Per Company policy, Mr. Richins tendered his resignation, which was conditioned upon acceptance by the Board of Directors. The Board of Directors voted not to accept his resignation.  Per Utah law, Mr. Richins was elected to serve a three-year term and until his successor is elected and qualified.

The Company will continue to include annual advisory stockholder votes on executive compensation in its proxy materials.  Annual advisory stockholder votes will be held until at least the next required advisory vote on frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.

REGISTRANT

Date:        5/03/2024                   By:     /s/ Kevin L. Cornwell

    Kevin L. Cornwell

    Chairman & CEO